Exhibit 99.1

Itron Announces Record First Quarter Revenue and Earnings; GAAP EPS of 27 cents and Pro Forma EPS of 58 cents on Revenues of $155.6 Million; $206 Million in New Orders Signed During the Quarter

    SPOKANE, Wash.--(BUSINESS WIRE)--April 25, 2006--Itron, Inc. (NASDAQ:ITRI), today reported financial results for its first quarter ended March 31, 2006. Revenues for the first quarter 2006 were $155.6 million, 34% higher than first quarter 2005 revenues of $116.5 million. The increased revenues were mainly due to higher shipments of Itron Automatic Meter Reading (AMR) technology.

    -- Itron AMR technology includes standalone AMR modules for electricity, gas or water meters and electricity meters with embedded Itron AMR. We shipped 2.4 million units of Itron AMR technology during the quarter compared with 1.3 million during the same period in 2005, an 81% increase.

    -- Meter Data Collection (MDC) segment revenues of $61.8 million in the quarter increased 24% from $49.7 million in the first quarter of 2005. The increased revenue was primarily due to higher shipments of gas AMR modules.

    -- Electricity Metering segment revenues were $80.4 million in the quarter compared with $54.1 million in the first quarter of 2005. The 49% increase in revenues was primarily related to shipments of electricity meters with AMR to Progress Energy. The Progress Energy contract, which calls for delivery of 2.7 million electricity meters with embedded AMR over approximately 15 months, was signed in the third quarter of 2005. Progress Energy represented 22% of total company revenues, and 42% of Electricity Metering segment revenues during the quarter.

    -- Software revenues were $13.4 million during the quarter, 6% higher than $12.7 million in the first quarter of 2005.
        Increased software revenues reflect increased software license sales for a number of products.

    GAAP net income was $7.1 million, or 27 cents per diluted share, for the quarter, compared with net income of $817,000, or 4 cents per diluted share, for the first quarter of 2005. On January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (SFAS 123 (R)), which requires the expensing of share-based compensation. Total stock-based compensation in the quarter was $2.1 million, of which $1.9 million was due to the adoption of SFAS 123(R) and had a 4 cent effect on GAAP earnings per share during the quarter.
    Pro forma net income was $15.1 million or 58 cents per diluted share for the quarter, compared with $7.3 million, or 32 cents per diluted share, in the first quarter of 2005. Pro forma net income excludes intangible asset and debt fee amortization expenses in 2005 and 2006, restructuring charges in 2005 and SFAS 123(R) stock option compensation expenses in 2006.
    New order bookings for the three months ended March 31, 2006 were $206 million, compared with $117 million in the first quarter of 2005, and were the second highest level of quarterly new order bookings in the company's history. Twelve month backlog, which represents the portion of backlog that will be earned over the next twelve months, was $241 million at March 31, 2006, compared with $188 million at December 31, 2005 and $116 million one year ago. Total backlog was $387 million at March 31, 2006, up from $324 million at December 31, 2005, and $190 million at March 31, 2005.
    "We are very pleased with our financial results for the first quarter," said LeRoy Nosbaum, chairman and CEO. "Revenue, earnings and cash flow are all up compared with the first quarter of last year. Our strength in new order bookings this quarter helps solidify our expectations for 2006 and, since a number of new orders signed this quarter represent multi-year contracts, it also begins to build a base of business beyond 2006."
    Gross margins were 43% for the quarter compared with 44% in the first quarter of 2005 and 41% in the fourth quarter of 2005. Highlights of gross margin by segment are as follows:

    -- MDC gross margin was 46% in the quarter compared to 42% in the first quarter of 2005. The higher margin in 2006 results from increased shipments of gas AMR modules in 2006.

    -- Electricity Metering gross margin was 40% during the quarter compared with 45% during the first quarter of 2005. Most of the decrease from 2005 to 2006 was driven by lower margin meter installation revenue associated with the Progress Energy contract.

    -- Software Solutions gross margin was 46% for the first quarter of 2006, comparable with the 45% gross margin in the same period last year.

    Pro forma operating income, which excludes intangible asset amortization expenses in both 2006 and 2005, minor restructuring charges in 2005 and SFAS 123(R) stock option compensation expense in 2006, was $28.1 million, or 18.1 % of revenues for the quarter, compared with $15.9 million, or 13.6%, in the first quarter of 2005. The improved operating margin in 2006 reflects lower operating expenses as a percentage of revenues in all operating expense areas.
    Total interest expense for the three months ended March 31, 2006 was $1.2 million higher than the same period in 2005. The increase was due to accelerated amortization expense of debt placement fees caused by prepaying the variable-rate term loan. Interest expense without amortization was $882,000 lower in 2006 than 2005.
    We generated $37.4 million of cash from operations during the quarter compared with $23.7 million during the first quarter of 2005. Capital expenditures were $6.3 million in the quarter compared to $1.7 million in the first quarter of last year, with the increase this year related to our enterprise software upgrade.
    EBITDA (earnings before interest, income taxes, depreciation and amortization) was $29.5 million in the first three months of 2006, compared with $18.9 million in the same period in 2005. Adjusted EBITDA, which excludes the effect of non-cash stock option compensation expense, was $31.3 million.
    During the quarter we prepaid in full our variable-rate term loan, which had a remaining balance at December 31, 2005 of $24.7 million and also prepaid $10.0 million of our variable-rate real estate term loan. Subsequent to March 31, 2006 we prepaid the remaining $4.8 million in real estate term debt and also prepaid in full $3.0 million in project financing debt.

    Forward-Looking Statements:

    This release contains forward-looking statements concerning our expectations about our operations, financial performance, sales, earnings and cash flow. These statements reflect our current plans and expectations and are based on information currently available. They rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for the Company's products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock based compensation and other factors which are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2005 on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

    Business Outlook:

    The outlook information provided below and elsewhere in this release is based on information available today and Itron assumes no obligation to update it. Our future performance involves risks and uncertainties.

    For the full year 2006, we expect:

    --  Revenues between $610 and $620 million.

    --  GAAP net income between $29 and $31 million.

    -- Pro forma net income between $57 and $59 million, excluding approximately $9 million of pre-tax stock option compensation expenses and approximately $33 million of pre-tax intangible asset and debt fee amortization expenses.

    -- Pro forma EPS between $2.17 and $2.23 per diluted share, which is based on an estimated 26.4 million in diluted shares.

    -- Adjusted EBITDA, which excludes $9 million of stock option compensation expenses, between $116 and $120 million.

    We expect revenue for the second quarter to be between $150 and $155 million.

    Use of Non-GAAP Financial Information:

    To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including pro forma operating income, pro forma net income and EPS, and EBITDA and Adjusted EBITDA. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of our core results and provides for consistency in our financial reporting. We provide these non-GAAP financial measures because we believe they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP financial measures are provided to enhance investors' overall understanding of our current financial performance and our future anticipated performance. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Finally, our non-GAAP financial measures may be different from those reported by other companies. Reconciliations between GAAP and non-GAAP financial measures are included in this press release.

    Earnings Conference Call:

    Itron will host a conference call to discuss the financial results contained in this release at 1:45 p.m. (PST) on April 25, 2006. The call will be webcast in a listen only mode and can be accessed online at www.itron.com, "About Itron - Investor Events." The live webcast will begin at 1:45 p.m. (PST). The webcast replay will begin shortly after the conclusion of the live call and will be available for two weeks. A telephone replay of the call will also be available approximately one hour after the conclusion of the live call, for 48 hours, and is accessible by dialing (888) 203-1112 (Domestic) or (719) 457-0820 (International), entering passcode # 9425890.

    About Itron:

    Itron is a leading technology provider and critical source of knowledge to the global energy and water industries. Nearly 3,000 utilities worldwide rely on Itron technology to deliver the knowledge they require to optimize the delivery and use of energy and water. Itron delivers value to its clients by providing industry-leading solutions for electricity metering, meter data collection, energy information management, demand side management and response, load forecasting, analysis and consulting services, transmission and distribution system design and optimization, Web-based workforce automation, commercial and industrial customer care and residential energy management. To know more, start here: www.itron.com.
    Statements of operations, reconciliations between GAAP and non-GAAP results, segment information, balance sheets and cash flows follow.




                              ITRON, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS


(Unaudited, in thousands, except per share data)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                      2006      2005
                                                   --------- ---------
Revenues
   Sales                                           $142,934  $104,202
   Service                                           12,619    12,268
                                                   --------- ---------
      Total revenues                                155,553   116,470

Cost of revenues
   Sales                                             81,842    59,199
   Service                                            6,937     6,273
                                                   --------- ---------
      Total cost of revenues                         88,779    65,472
                                                   --------- ---------

Gross profit                                         66,774    50,998
Operating expenses
   Sales and marketing                               15,481    13,239
   Product development                               12,870    11,914
   General and administrative                        12,122     9,966
   Amortization of intangible assets                  7,313     9,716
   Restructurings                                         -       390
                                                   --------- ---------
      Total operating expenses                       47,786    45,225
                                                   --------- ---------
Operating income                                     18,988     5,773
Other income (expense)
   Interest income                                      362         4
   Interest expense                                  (5,746)   (4,567)
   Other income (expense), net                         (448)      101
                                                   --------- ---------
      Total other income (expense)                   (5,832)   (4,462)
                                                   --------- ---------

Income before income taxes                           13,156     1,311
Income tax provision                                 (6,087)     (494)
                                                   --------- ---------
Net income                                           $7,069      $817
                                                   ========= =========

Earnings per share
   Basic net income per share                         $0.28     $0.04
                                                   ========= =========

   Diluted net income per share                       $0.27     $0.04
                                                   ========= =========

Weighted average number of shares outstanding
   Basic                                             25,057    21,451
   Diluted                                           26,071    22,737


                              ITRON, INC.
              RECONCILIATIONS BETWEEN GAAP AND PRO FORMA

(Unaudited, in thousands, except per share data)

                 Three Months Ended March 31, 2006
                 ---------------------------------
                           Pro Forma
                 Reported   Entries  Pro Forma
                 -----------------------------

Revenues         $155,553      $-    $155,553
Cost of revenues   88,779    (252)(a)  88,527
                 -----------------   ---------
Gross profit       66,774     252      67,026
Operating
 expenses          47,786  (1,564)(a)  38,909
                           (7,313)(b)

Operating income   18,988   9,129      28,117

Other income
 (expense)         (5,832)  2,735 (d)  (3,097)
                 -----------------   ---------
Income before
 income taxes      13,156  11,864      25,020
Income tax
 provision         (6,087) (3,848)(e)  (9,935)
                 -----------------   ---------
Net income         $7,069  $8,016     $15,085
                 =================   =========
Earnings per share
   Basic net income
    per share       $0.28               $0.60
                 =========           =========

   Diluted net
    income per
    share           $0.27               $0.58
                 =========           =========

Weighted average number of
 shares outstanding
   Basic           25,057              25,057
   Diluted         26,071              26,071


               Three Months Ended March 31, 2005
               ---------------------------------
                           Pro Forma
                 Reported   Entries  Pro Forma
                 -----------------------------

Revenues         $116,470      $-    $116,470
Cost of revenues   65,472       -      65,472
                 -----------------   ---------
Gross profit       50,998       -      50,998

Operating
 expenses          45,225  (9,716)(b)  35,119
                             (390)(c)

Operating income    5,773  10,106      15,879

Other income
 (expense)         (4,462)    676(d)   (3,786)
                 -----------------   ---------

Income before
 income taxes       1,311  10,782      12,093
Income tax
 provision           (494) (4,309)(e)  (4,803)
                 -----------------   ---------
Net income           $817  $6,473      $7,290
                 =================   =========

Earnings per  share
   Basic net income
    per share       $0.04               $0.34
                 =========           =========

   Diluted net
    income per
    share           $0.04               $0.32
                 =========           =========

Weighted average number of
 shares outstanding
   Basic           21,451              21,451
   Diluted         22,737              22,737


Pro Forma Adjustments
---------------------
(a) Non-cash stock option compensation expense.
(b) Amortization of intangible assets.
(c) Restructurings.
(d) Debt fee amortization.
(e) Income taxes associated with pro forma entries.


                              ITRON, INC.
                          SEGMENT INFORMATION


(Unaudited, in thousands)
                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                      2006      2005
                                                   --------- ---------
Revenues
   Hardware Solutions
       Meter Data Collection                        $61,751   $49,676
       Electricity Metering                          80,378    54,106
                                                   --------- ---------
   Total Hardware Solutions                         142,129   103,782
   Software Solutions                                13,424    12,688
                                                   --------- ---------
       Total Company                               $155,553  $116,470
                                                   ========= =========


Gross profit
   Hardware Solutions
       Meter Data Collection                        $28,703   $21,044
       Electricity Metering                          31,909    24,277
                                                   --------- ---------
   Total Hardware Solutions                          60,612    45,321
   Software Solutions                                 6,162     5,677
                                                   --------- ---------
       Total Company                                $66,774   $50,998
                                                   ========= =========


Operating income (loss)
   Hardware Solutions
       Meter Data Collection                        $23,133   $16,028
       Electricity Metering                          28,575    19,889
       Other unallocated costs                       (8,727)   (6,021)
                                                   --------- ---------
   Total Hardware Solutions                          42,981    29,896
   Software Solutions                                (2,489)   (2,652)
   Corporate unallocated                            (21,504)  (21,471)
                                                   --------- ---------
       Total Company                                $18,988    $5,773
                                                   ========= =========

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                      2006      2005
                                                   --------- ---------
Supplemental Information
Unit Shipments by Segment
   Meter Data Collection
       AMR standalone modules                         1,075       775
       Licensed AMR (other vendors' meters)             125       175

   Electricity Metering
       Total meters                                   1,725     1,050
       With Itron AMR                                 1,200       375
       With other AMR                                   150       200

    (1)Total units Itron AMR                          2,400     1,325
       Growth in total Itron AMR shipments               81%


(1) Includes Itron AMR standalone modules, Itron meters with Itron AMR and other vendors' electronic electricity meters with Itron AMR.


                              ITRON, INC.
                      CONSOLIDATED BALANCE SHEETS


(Unaudited, in thousands)                          March 31,  Dec. 31,
                                                      2006      2005
                                                   --------- ---------
                              ASSETS

Current assets
Cash and cash equivalents                           $40,661   $33,638
Accounts receivable, net                             83,637   104,428
Inventories                                          52,514    49,456
Deferred income taxes, net                           20,659    23,194
Other                                                23,260    10,941
                                                   --------- ---------
               Total current assets                 220,731   221,657

Property, plant and equipment, net                   69,651    77,623
Intangible assets, net                              115,980   123,293
Goodwill                                            116,037   116,032
Deferred income taxes, net                           51,262    48,955
Other                                                 7,920    11,324
                                                   --------- ---------
               Total assets                        $581,581  $598,884
                                                   ========= =========

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses               $46,990   $46,215
Wages and benefits payable                           18,634    23,732
Current portion of debt                               3,836     4,376
Current portion of warranty                           7,162     8,497
Unearned revenue                                     24,140    22,758
                                                   --------- ---------
               Total current liabilities            100,762   105,578

Long-term debt                                      126,090   160,186
Project financing debt                                2,142     2,367
Warranty                                              7,949     6,779
Other obligations                                     6,048     6,440
                                                   --------- ---------
               Total liabilities                    242,991   281,350

Shareholders' equity
Preferred stock                                           -         -
Common stock                                        326,143   312,046
Accumulated other comprehensive income, net             761       871
Retained earnings                                    11,686     4,617
                                                   --------- ---------
               Total shareholders' equity           338,590   317,534
                                                   --------- ---------
               Total liabilities and shareholders'
                equity                             $581,581  $598,884
                                                   ========= =========

                              ITRON, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS


(Unaudited, in thousands)                              Three Months
                                                      Ended March 31,
                                                     -----------------
                                                        2006     2005
                                                     -------- --------


Operating activities
   Net income                                         $7,069     $817
   Adjustments to reconcile net income to net cash provided
    by operating activities:
         Depreciation and amortization                10,938   12,980
         Employee stock plans income tax benefits      5,366    1,129
         Excess tax benefits from stock-based
          compensation                                (4,280)       -
         Stock-based compensation                      2,053      149
         Amortization of prepaid debt fees             2,772      710
         Deferred income tax provision (benefit)         236   (1,618)
         Impairment of investments                       242        -
         Realized currency translation gains               -     (195)
         Other, net                                      182     (223)
Changes in operating assets and liabilities, net of
 acquisitions:
   Accounts receivable                                20,791   16,196
   Inventories                                        (3,058)   2,638
   Accounts payable and accrued expenses               2,644   (4,963)
   Wages and benefits payable                         (4,612)   1,566
   Unearned revenue                                    1,452   (3,065)
   Warranty                                             (165)    (288)
   Other long-term obligations                          (470)    (200)
   Other, net                                         (3,768)  (1,895)
                                                     -------- --------
         Cash provided by operating activities        37,392   23,738

Investing activities
   Acquisition of property, plant and equipment       (6,251)  (1,720)
   Proceeds from the sale of an investment in
    affiliate                                          1,000        -
   Business acquisitions, net of cash and cash
    equivalents acquired                                   -       33
   Other, net                                           (705)      86
                                                     -------- --------
         Cash used by investing activities            (5,956)  (1,601)

Financing activities
   Payments on debt                                  (34,885) (20,657)
   Issuance of common stock                            6,192    2,609
   Excess tax benefits from stock-based compensation   4,280        -
   Prepaid debt fees                                       -      (73)
   Other, net                                              -      (12)
                                                     -------- --------
         Cash used by financing activities           (24,413) (18,133)

Increase in cash and cash equivalents                  7,023    4,004
Cash and cash equivalents at beginning of period      33,638   11,624
                                                     -------- --------
Cash and cash equivalents at end of period           $40,661  $15,628
                                                     ======== ========

Non-cash transactions:
   Fixed assets purchased but not yet paid            $2,531       $-


                              ITRON, INC.
          RECONCILIATIONS BETWEEN GAAP NET INCOME AND EBITDA


(Unaudited, in thousands)
                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                        2006     2005
                                                     -------- --------

GAAP net income                                       $7,069     $817

Adjustments to GAAP net income
  Interest income                                       (362)      (4)
  Interest expense                                     5,746    4,567
  Income tax provision                                 6,087      494
  Depreciation and amortization                       10,938   12,980
                                                     -------- --------
     Total adjustments                                22,409   18,037

EBITDA                                               $29,478  $18,854
                                                     ======== ========

Non-cash stock option compensation expense             1,816        -

                                                     -------- --------
ADJUSTED EBITDA                                      $31,294  $18,854
                                                     ======== ========


    CONTACT: Itron, Inc.
             Mima Scarpelli, Vice President, Investor Relations and Corporate Communications
             509-891-3565
             mima.scarpelli@itron.com